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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
May 21, 2003

VOTING METHODS

        The accompanying Proxy Statement describes important issues affecting Target Corporation. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

  1.
  BY INTERNET

  a.
  Go to the web site at www.eproxy.com/tgt, 24 hours a day, seven days a week.

  b.
  Enter the "control number" that appears in the lower right corner of the proxy card.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call toll-free 1-800-435-6710, 24 hours a day, seven days a week.

  b.
  Enter the "control number" that appears in the lower right corner of the proxy card.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  (Do not mail the proxy card if you are voting by Internet or telephone.)

  a.
  Mark your selections on the proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30 a.m., Central Daylight Time, on Wednesday, May 21, 2003
PLACE	The Children's Theatre 2400 Third Avenue South Minneapolis, Minnesota
ITEMS OF BUSINESS	(1) To elect four directors for three-year terms.
(2) To approve the appointment of Ernst & Young LLP as independent auditors.
(3) To act upon any other business that may properly come before the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 28, 2003.
ANNUAL REPORT	Our 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown on your proxy card to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
James T. Hale Corporate Secretary

Approximate Date of Mailing of Proxy
Material: April 14, 2003

TABLE OF CONTENTS

General Information About the Meeting and Voting
What is the purpose of the Annual Meeting?
Who may vote?
Who may attend the Annual Meeting?
What constitutes a quorum?
May I vote by proxy card, by telephone or through the Internet?
May I vote confidentially?
May I change my vote?
How does the Board recommend I vote?
How many votes are required to approve each item?
What if other matters are presented for determination at the Annual Meeting?
Who pays the expenses incurred in connection with the solicitation of proxies?
How may I get additional copies of the Annual Report?
How may I receive materials through the Internet?
How may I elect to receive shareholder materials electronically and to discontinue my receipt of paper copies?
Comparison of Five-Year Cumulative Total Shareholder Return
Item One—Election of Directors
Director Nominees
General Information About the Board of Directors
Director Compensation
Certain Transactions
Board Meetings During Fiscal 2002
Board Committees
Share Ownership of Directors and Officers
Largest Owners of the Corporation's Shares
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Long-Term Incentive Plans—Performance Share Awards in Last Fiscal Year
Income Continuance Policy
Amounts Paid Upon Termination
Pension
Report of the Compensation Committee on Executive Compensation
General
Individual Performance Evaluations
Base Salary
Short-Term Incentive Compensation
Long-Term Incentive Compensation
Corporate Governance and Certain Tax Consequences of Plans
Report of the Audit Committee
Item Two—Appointment of Independent Auditors
Additional Information
Section 16(a) Beneficial Ownership Reporting Compliance
Vendor Standards and Compliance
Commitment to Diversity
Householding Information
Shareholder Proposals

1000 Nicollet Mall
Minneapolis, Minnesota 55403

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 21, 2003

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Children's Theatre, 2400 Third Avenue South, Minneapolis, Minnesota, on Wednesday, May 21, 2003, at 9:30 a.m., Central Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of four directors and appointment of the Corporation's independent auditors. In addition, our management will report on the performance of the Corporation during fiscal 2002 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record of our Common Stock at the close of business on the record date, March 28, 2003, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of Common Stock had one vote on each matter to be voted upon.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:00 a.m. Cameras and recording devices are not permitted at the meeting.

        Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 910,593,727 shares of our Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

        You may vote by completing and properly signing the enclosed proxy card and returning it to the Corporation in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions on the inside of the front cover of these materials. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I vote confidentially?

        Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Corporation either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

    FOR election of the director nominees (see pages 5-24); and

    FOR approval of the appointment of Ernst & Young LLP as the Corporation's independent auditors (see page 25).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

          Election of Directors. The affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the election of directors and present in person or by proxy at the Annual Meeting is required for the election to the Board of Directors of each of the four director nominees. For this purpose, a properly executed proxy marked "WITHHELD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors.

          Other Items. For appointment of our independent auditors and any other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the item and present in person or by proxy at the Annual Meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated to be $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally, by e-mail, telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Corporation.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended February 1, 2003, including financial statements, is enclosed. The Annual Report is also available online at www.target.com (click on "Company," "Target Corporation," "Investor Information" and "Literature Request"). For additional printed copies, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail to our Vice President, Investor Relations, at the address listed on the cover of this Proxy Statement, or by telephone at (612) 761-6736.

How may I receive materials through the Internet?

        As described more specifically in the immediately preceding question, you can obtain copies of our proxy materials, Annual Report and other information under the "Investor Information" section of our web site, www.target.com. You can also register at this same location to receive e-mail alerts when we post new information on our web site (click on "E-Mail Alerts").

How may I elect to receive shareholder materials electronically and to discontinue my receipt of paper copies?

        To obtain information about how to receive our proxy materials, Annual Report and other shareholder information electronically rather than in paper format, contact us via e-mail at investorrelations@target.com.

Comparison of Five-Year Cumulative Total Shareholder Return

Fiscal Years Ended

	1998	1999	2000	2001	2002	2003
Target Corp	100	178.79	178.87	210.25	247.99	162.41
S&P 500 Index	100	132.49	143.88	143.62	121.06	93.86
Peer Group	100	167.31	175.38	185.27	193.65	142.50

        The graph above compares the cumulative total shareholder return on our Common Stock for the last five fiscal years with cumulative total return on the S&P 500 Index and a peer group consisting of the companies comprising the S&P 500 Retailing Index and the S&P 500 Food and Drug Retailing Index (the "S&P 500 Retailing Peer Index") over the same period. The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the S&P 500 Retailing Peer Index on January 31, 1998, and reinvestment of all dividends. We believe that this peer group, which consists of 33 general merchandise, food and drug retailers such as Albertsons Inc., Best Buy Co., Inc., Costco Wholesale Corporation, CVS Corporation, Dillard's, Inc., eBay Inc., Gap Inc., The Home Depot, Inc., Kohl's Corporation, The Kroger Company, The May Department Stores Company, Nordstrom, Inc., J.C. Penney Company, Inc., SUPERVALU Inc., Wal-Mart Stores, Inc. and Walgreen Co., among others, is an appropriate benchmark for measuring the Corporation's shareholder return.

ITEM ONE—ELECTION OF DIRECTORS

Director Nominees

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class III directors for three-year terms expiring in 2006 and until their successors are elected. The four nominees are Richard M. Kovacevich, George W. Tamke, Solomon D. Trujillo and Robert J. Ulrich. All of the nominees are currently directors.

        The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

General Information About the Board of Directors

        The Corporation's Restated Articles of Incorporation, as amended, provide that our business and affairs shall be managed by, or under the direction of, a Board of Directors consisting of not fewer than 5 nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of Class I directors whose terms expire at the 2004 Annual Meeting, Class II directors whose terms expire at the 2005 Annual Meeting and Class III directors whose terms expire at this Annual Meeting.

        Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations. See page 11 for a table showing the number of shares of Common Stock of the Corporation beneficially owned by each director as of April 1, 2003.

Director	Principal Occupation and Other Information	Age	Director Since
Roxanne S. Austin Class II Term expires in 2005	Roxanne S. Austin is Executive Vice President of Hughes Electronics Corporation, a provider of digital television entertainment and technology services, and President and Chief Operating Officer of its subsidiary, DIRECTV, Inc. She joined Hughes in 1993 and has held various positions in finance. In July 1997, she was named Chief Financial Officer of Hughes. In May 2001, she was elected Executive Vice President of Hughes and June 2001, she was named President and Chief Operating Officer of DIRECTV. She is a director of Abbott Laboratories.	42	2002
Calvin Darden Class I Term expires in 2004	Calvin Darden is Senior Vice President of U.S. Operations of United Parcel Service, Inc., an express carrier and package delivery company. He joined UPS in 1971 and has held various operational and managerial positions. In December 1997, he was elected Senior Vice President of Domestic Operations and in January 2000 he was elected to his current position. He is a director of United Parcel Service, Inc.	53	2003

Roger A. Enrico Class II Term expires in 2005	Roger A. Enrico is the retired Chairman of the Board and Chief Executive Officer of PepsiCo, Inc., a domestic and international beverage and food business. He joined PepsiCo in 1971. He was elected Chairman of the Board and Chief Executive Officer of PepsiCo in 1996, and became Vice Chairman in May 2001. He retired in March 2002. He is a director of Belo Corp., Electronic Data Systems Corp., PepsiCo, Inc. and The National Geographic Society.	58	1990
William W. George Class II Term expires in 2005	William W. George is the former Chairman of the Board and Chief Executive Officer of Medtronic, Inc., a therapeutic medical technology company. He joined Medtronic in 1989 as President and Chief Operating Officer. He was elected Chief Executive Officer in 1991 and Chairman of the Board in 1996. He retired from his position as Chief Executive Officer in April 2001 and as Chairman of the Board in April 2002. He is a director of The Goldman Sachs Group, Inc. and Novartis AG.	60	1993
Elizabeth Hoffman Class II Term expires in 2005	Elizabeth Hoffman is President of The University of Colorado System. In 1997, she joined the University of Illinois at Chicago as Provost and Vice Chancellor for Academic Affairs while holding concurrent academic appointments as professor of economics, history, political science, psychology and professor in The Institute of Government and Public Affairs. She held these positions until September 2000, when she was appointed to her current position.	56	2003
Michele J. Hooper Class I Term expires in 2004	Michele J. Hooper served as President and Chief Executive Officer of Voyager Expanded Learning, an educational development company, from August 1999 to June 2000. She was Corporate Vice President, International Businesses, Caremark International, Inc., a health care company, from 1993 to July 1998. In July 1998, she became President and Chief Executive Officer of Stadtlander Drug Company, Inc., a pharmaceutical drug company, and served in that position until January 1999 when that company was acquired. She is a director of PPG Industries, Inc.	51	1990

James A. Johnson Class II Term expires in 2005

	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm. From 1991 to 1998, he served as Chairman and Chief Executive Officer of Fannie Mae, a Congressionally-chartered financial services company, and from 1998 to 1999, he was the Chairman of the Executive Committee of the Board of Fannie Mae. From December 1999 to April 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners. In April 2001, he was elected to his current position. He is a director of Gannett Co., Inc., The Goldman Sachs Group, Inc., KB Home, Temple-Inland Inc. and UnitedHealth Group.	59	1996
Richard M. Kovacevich Class III Nominee for term expiring in 2006	Richard M. Kovacevich is Chairman of the Board and Chief Executive Officer of Wells Fargo & Co., a banking and financial services company. In 1995, he was elected Chairman of the Board and Chief Executive Officer of Norwest Corp., a banking and financial services company, and held that position until Norwest merged with Wells Fargo in 1998, when he was elected President and Chief Executive Officer. In April 2001 he was elected to his current positions. He is also a director of Cargill, Inc.	59	1996
Anne M. Mulcahy Class I Term expires in 2004

	Anne M. Mulcahy is Chairman of the Board and Chief Executive Officer of Xerox Corp., a document management company. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. From 1997 to 1998, she was Vice President and Chief Staff Officer. She served as Executive Vice President; President, General Markets Operations from 1998 until May 2000, and President and Chief Operating Officer from May 2000 through July 2001. In August 2001 she was elected Chief Executive Officer and in January 2002 she was elected Chairman of the Board. She is also a director of Fannie Mae.	50	1997
Stephen W. Sanger Class I Term expires in 2004	Stephen W. Sanger is Chairman of the Board and Chief Executive Officer of General Mills, Inc., a consumer food products company. He joined General Mills in 1974 and held a series of positions in marketing and management across the company's consumer food businesses. In 1995, he was elected to his current positions. He is also a director of Donaldson Company, Inc.	57	1996

Warren R. Staley Class I Term expires in 2004	Warren R. Staley is Chairman of the Board and Chief Executive Officer of Cargill, Inc., an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He joined Cargill in 1969 and has held various merchandising, administrative and management positions. He served as President and Chief Operating Officer from February 1998 until June 1999 and as President and Chief Executive Officer from June 1999 until August 2000, when he was elected to his current positions. He is also a director of U.S. Bancorp.	60	2001
George W. Tamke Class III Nominee for term expiring in 2006	George W. Tamke is a Partner with Clayton, Dubilier & Rice, Inc., a private investment firm. He served as President of Emerson Electric Company, a manufacturer of electrical and electronic equipment, in 1997, as President and Chief Operating Officer from 1997 to 1999 and as Vice Chairman and Co-Chief Executive Officer from 1999 to February 2000. He assumed his current position in March 2000. He is a director of ICO Global Communications (Holdings) Ltd. and Kinko's, Inc.	55	1999
Solomon D. Trujillo Class III Nominee for term expiring in 2006
	Solomon D. Trujillo is Chief Executive Officer and a director of Orange SA, a telecommunications company. From 1995 until June 1998, he was President and Chief Executive Officer of US WEST Communications Group, Inc., a business of US WEST, Inc., a telephone communications company which was merged with and into Qwest Corporation in June 2000. From June 1998 until November 2000, he served as Chairman, President and Chief Executive Officer of US West. In November 2000, he was elected Chairman, President and Chief Executive Officer of Graviton, Inc., a wireless communication technology company, positions he held until February 2003. He was elected to his current position in February 2003. He is also a director of Gannett Co., Inc. and PepsiCo, Inc.	51	1994
Robert J. Ulrich Class III Nominee for term expiring in 2006
	Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of the Corporation and Chairman of the Board and Chief Executive Officer of Target Stores, a division of the Corporation. He began his retailing career as a merchandising trainee in the Corporation's department store division in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of the Corporation in 1994. He is also a director of Yum! Brands, Inc. (formerly known as Tricon Global Restaurants, Inc.).	59	1993

Director Compensation

        Directors who are not employees of the Corporation (independent directors) are paid an annual fee of $40,000. Directors may defer receipt of their fees. If they do, their fees are credited at rates based upon the return earned by various investment alternatives chosen by the directors. Directors may also direct us to forward their fees to the Corporation's transfer agent to purchase Common Stock of the Corporation for their account at market prices. We pay the brokerage fees for such purchases. Independent directors also receive $15,000 of restricted stock of the Corporation per year. Those shares are restricted until the director leaves the Board and certain conditions are satisfied. The Vice Chairman of the Executive Committee receives an additional $10,000 of our restricted stock each year. New independent directors also receive $50,000 of restricted stock upon joining the Board. Independent directors receive an annual grant of options to purchase the number of shares of our Common Stock determined by dividing $400,000 by the fair market value of the Common Stock on the day of grant. Independent directors also receive merchandise discounts of varying amounts at the stores of each of our operating companies. Those discounts are the same as the discounts our employees receive. Retired independent directors receive merchandise discounts that are the same as the discounts our retired employees receive. Employee directors are not compensated separately for services as a director or committee member.

Certain Transactions

        The Corporation and its operating companies have transactions in the ordinary course of business with unaffiliated corporations of which certain of the independent directors are officers. We do not consider the amounts involved in such transactions to be material in relation to our business and believe that any such amounts are not material in relation to the business of such other unaffiliated corporations or the interests of the independent directors involved.

Board Meetings During Fiscal 2002

        The Board of Directors met five times during fiscal 2002. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

Board Committees

Executive Committee

        The Executive Committee of the Board of Directors consists of the Chairman of the Board of the Corporation and all of the independent directors. During the last fiscal year, every Board meeting began with a meeting of the Executive Committee. At the end of each Board meeting the independent directors were given an opportunity to meet without the Chairman of the Board present. The Executive Committee reviews the Compensation Committee's recommendations on performance and compensation of all senior corporate officers and certain other senior executives within the Corporation. As part of their responsibilities, the independent director members of the Executive Committee conduct the annual evaluation of our Chief Executive Officer. The Executive Committee also reviews the Corporation's managerial capabilities and requirements.

Nominating Committee

        The Nominating Committee of the Board of Directors consists solely of independent directors. The members of the Nominating Committee are Directors Sanger (Chair), Hooper, Kovacevich and Tamke. The Nominating Committee held one meeting during the last fiscal year. In addition, members of the Nominating Committee communicated periodically to discuss issues related to Board and Committee nominations. The Nominating Committee considers the qualifications of and recommends each candidate and incumbent for election as a director of the Corporation and nominates candidates to fill Board vacancies. The Board of Directors created the Nominating Committee so that the selection of directors would be made solely by independent directors.

        The Nominating Committee will consider nomination by a shareholder of a candidate for election as a director of the Corporation. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to the Corporate Secretary of the Corporation on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May). Under the Corporation's Restated Articles of Incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by the Corporate Secretary of the Corporation at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

Compensation Committee

        The Compensation Committee of the Board of Directors consists solely of independent directors. The members of the Compensation Committee are Directors Enrico (Chair), Johnson, Sanger, Tamke and Trujillo. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee reviews management proposals regarding compensation programs, plans and guidelines, focusing on a "pay-for-performance" compensation philosophy. The Compensation Committee reviews the performance of all senior corporate officers and certain other senior executives within the Corporation and recommends their compensation based on their performance. The Compensation Committee also determines certain awards and payouts under our long-term incentive plan and makes certain determinations regarding short-term incentive compensation.

Audit Committee

        The Audit Committee of the Board of Directors consists solely of independent directors. The members of the Audit Committee are Directors Hooper (Chair), Austin, George, Kovacevich and Tamke. The Audit Committee of the Board of Directors held three meetings during the last fiscal year. The Audit Committee Chair also participated in four conferences with management. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange. The duties and activities of the Audit Committee are described in the Report of the Audit Committee on page 24.

Finance Committee

        The Finance Committee of the Board of Directors consists solely of independent directors. The members of the Finance Committee are Directors Johnson (Chair), Mulcahy, Sanger, Staley and Trujillo. The Finance Committee met two times during the last fiscal year. The Finance Committee reviews our financial policies, our dividend policy, our performance objectives, our financing requirements, our compliance with indenture covenants and the investment policies of our employee benefit plans.

Corporate Responsibility Committee

        The Corporate Responsibility Committee of the Board of Directors consists solely of independent directors. The members of the Corporate Responsibility Committee are Directors George (Chair), Johnson, Mulcahy, Staley and Trujillo. The Corporate Responsibility Committee held one meeting during the last fiscal year. The Corporate Responsibility Committee reviews and evaluates our public affairs and community development programs. The Corporate Responsibility Committee also reviews and evaluates our community giving programs and those of the Target Foundation.

Corporate Governance Committee

        Target Corporation has had a long-term commitment to good corporate governance practices. Consistent with this philosophy, corporate governance matters have been regularly discussed by the full Board of Directors. During 2002, in response to proposed amendments to the New York Stock Exchange listing standards, the Board of Directors created a Corporate Governance Committee consisting of all of the independent directors. Those proposed regulations have not yet been finalized and, as a result, the position description for the Corporate Governance Committee has not yet been finalized and the new Committee did not meet during the last fiscal year. The entire Board of Directors will continue to review and revise the Corporation's corporate governance practices until the Corporate Governance Committee becomes active.

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Common Stock of the Corporation (our only outstanding class of equity securities) owned beneficially on April 1, 2003 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13, and all directors and executive officers of the Corporation as a group.

Name of Individual or Number of Persons in Group	Aggregate Number of Common Shares Beneficially Owned(1)		Acquirable within 60 Days(2)	Percent of Outstanding Shares as of April 1, 2003
Roxanne S. Austin	1,384		0	*
Calvin Darden	1,897		0	*
Roger A. Enrico	11,545		65,785	*
William W. George	75,746	(3)	65,785	*
Elizabeth Hoffman	1,653		0	*
Michele J. Hooper	19,727		65,785	*
James A. Johnson	20,926		57,169	*
Richard M. Kovacevich	58,070		50,113	*
Anne M. Mulcahy	6,110		40,821	*
Stephen W. Sanger	8,290		57,169	*
Warren R. Staley	2,053		9,804	*
George W. Tamke	4,330		30,435	*
Solomon D. Trujillo	10,498		65,785	*
Robert J. Ulrich(4)	1,086,577	(5)	5,154,186	*
Gregg W. Steinhafel(4)	199,244	(5)	1,100,659	*
Gerald L. Storch(4)	70,554	(5)	717,143	*
Bart Butzer(4)	73,538	(5)(6)	361,708	*
Douglas A. Scovanner(4)	82,556	(5)(7)	422,684	*
All directors and executive officers of the Corporation as a group (27 persons)	2,122,600	(8)	10,542,770	1.4%

*
Less than 1%.

(1)
The persons listed have sole voting and investment power with respect to the shares listed except that Director Johnson has shared voting and investment power over 16,128 shares. Directors are deemed to have sole voting and investment power as to restricted stock they own.

(2)
Includes shares of Common Stock that the named individuals may acquire on or before May 31, 2003 pursuant to options held by them under the Corporation's Long-Term Incentive Plans of 1981 and 1999 or the 1995 Director Stock Option Plan.

(3)
Includes 38,000 shares of Common Stock held by the George Family Foundation, a charitable trust of which Mr. George is one of the trustees. Mr. George disclaims beneficial ownership of such shares.

(4)
Executive officer.

(5)
Includes shares of Common Stock owned by such person in the Target Corporation 401(k) Plan ("TGT 401(k) Plan") as of February 1, 2003.

(6)
Includes 28 shares of Common Stock owned as of April 1, 2003 by Mr. Butzer's wife as to which he disclaims beneficial ownership.

(7)
Includes 3,000 shares of Common Stock held in a trust for which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

(8)
Includes shares of Common Stock owned by the executive officers in the TGT 401(k) Plan as of February 1, 2003.

Largest Owners of the Corporation's Shares

        The table below sets forth certain information, as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110	87,239,705	(1)	9.6%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	64,697,000	(2)	7.1%

(1)
State Street Bank and Trust Company ("State Street"), trustee under the TGT 401(k) Plan, reported its beneficial ownership on a Schedule 13G filed with the SEC on February 7, 2003. The filing indicates that as of December 31, 2002, State Street had sole voting power for 20,207,326 shares, shared voting power for 64,776,804 shares, sole dispositive power for 86,316,751 shares and shared dispositive power for 922,954 shares.

(2)
Capital Research and Management Company ("Capital Research") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 13, 2003. The filing indicates that as of December 31, 2002, Capital Research had sole voting power for 0 shares, shared voting power for 0 shares, sole dispositive power for 64,697,000 shares and shared dispositive power for 0 shares.

Executive Compensation

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
		Annual Compensation		Awards		Payouts
Name and Principal Position	Year	Salary($)(1)	Bonus ($)(1)(2)	Restricted Stock Awards($)(3)	Securities Underlying Options(#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)(7)
Robert J. Ulrich Chairman and Chief Executive Officer of the Corporation and Target Stores	2002 2001 2000	1,423,014 1,415,311 1,242,740	4,600,000 3,700,000 2,500,000	0 0 0	547,753 625,000 750,000	0 0 0	947,434 922,437 659,810	(8)
Gregg W. Steinhafel President of Target Stores	2002 2001 2000	895,616 872,115 830,890	1,155,930 814,027 542,951	0 0 0	128,884 147,059 205,909	0 0 0	287,901 316,461 259,612	(9)
Gerald L. Storch Vice Chairman of the Corporation	2002 2001 2000	794,131 752,060 625,962	927,200 531,037 277,908	0 0 0	171,845 183,824 249,475	0 0 0	178,684 154,948 160,698	(10)
Bart Butzer Executive Vice President of Target Stores	2002 2001 2000	641,699 622,115 566,667	835,446 598,215 909,216	0 0 0	85,923 98,040 117,663	0 0 0	124,937 166,193 79,469	(11)
Douglas A. Scovanner Executive Vice President and Chief Financial Officer of the Corporation	2002 2001 2000	671,233 647,211 613,220	671,951 446,495 263,459	0 0 0	96,663 110,295 117,663	0 0 0	153,791 139,077 141,275	(12)

(1)
Certain of the five named executive officers did not actually receive portions of their salary and bonus. These executive officers deferred receipt of such amounts through the Target Corporation SMG Executive Deferred Compensation Plan (the "New Plan"). Under the New Plan, participants may elect to defer up to 80% of annual base salary and bonus. The crediting rate alternatives under the New Plan mirror the investment accounts available for the TGT 401(k) Plan. Payout from the New Plan cannot be made until retirement, death or termination. Amounts deferred are subject to the same bankruptcy rules as are the Corporation's general debt obligations. Deferred amounts earn a return, a portion of which is categorized as reportable by the SEC proxy rules. Prior to December 31, 1996, similar deferrals were made through the Corporation's Deferred Compensation Plan (the "Old Plan"). No new deferrals may be made under the Old Plan except for deferrals in amounts equal to amounts automatically paid out eight years after their initial deferral. Earnings on the Old Plan are determined in accordance with a formula set forth in that plan. The Old Plan is otherwise substantially similar to the New Plan. Further information regarding reportable earnings under both plans is provided in the footnotes below.

(2)
The Corporation's executive officers and certain other members of management of the Corporation and its operating companies are eligible for incentive bonuses under the PTOC, EVA and personal score components of the Corporation's Executive Short-Term Incentive Plan. Information regarding the bonus plans is found in the Report of the Compensation Committee on Executive Compensation.

(3)
The Restricted Share Awards column reflects rights to receive restricted shares of the Corporation under the Corporation's Long-Term Incentive Plans of 1981 and 1999 (together, the "LTIP"). Further information regarding restricted shares is included in the Report of the Compensation Committee on Executive Compensation. The number and value of restricted share rights holdings at the end of the 2002 fiscal year (based on the closing price of $28.21 per share at the end of the fiscal year) were as follows:

	Number	Value
Robert J. Ulrich	123,348	$3,479,647
Gregg W. Steinhafel	27,360	$771,826
Gerald L. Storch	17,220	$485,776
Bart Butzer	12,828	$361,878
Douglas A. Scovanner	14,256	$402,162
(4)
These options to purchase shares of the Corporation's Common Stock were awarded under the LTIP. The Report of the Compensation Committee on Executive Compensation includes further information regarding stock options.

(5)
Amounts reflect earnouts of performance shares under the LTIP. The Report of the Compensation Committee on Executive Compensation includes further information regarding performance shares.

(6)
The Corporation has an Excess Long-Term Disability plan for certain key executives, including the executive officers. The program is integrated with the employee-paid broad-based group disability plan (non-taxable benefit of $97,992 maximum per individual per year). Taxable excess disability benefits are paid according to a schedule based on compensation with the objective of a combined benefit amount replacing total after-tax income of approximately 80% at a compensation level of $170,000 per year, decreasing to approximately 40% at a compensation level of $2,000,000 per year. In order to receive excess benefits, the executive must be participating under the broad-based group disability plan. In the event of a qualifying disability, the actual cost to the Corporation would be the after-tax cost of the disability payments. No claims for benefits have ever been filed by a named executive officer under the Excess Long-Term Disability Program. No compensation is assumed for this program since the incremental cost to the Corporation of this benefit cannot be determined actuarially.

(7)
The amounts reported include the following:
  •
  Matching contributions to the TGT 401(k) Plan, which all participating employees receive.

  •
  Amounts credited to the New Plan for matching contributions that could not be made to the TGT 401(k) Plan because of limitations imposed by the Internal Revenue Code of 1986, as amended (the "Tax Code").

  •
  Amounts categorized by the SEC as reportable earnings on compensation deferred in current and previous years.

  •
  Cost of life insurance paid by the Corporation.

(8)
Includes

$10,403	TGT 401(k) Plan matching contribution
$246,151	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$688,218	reportable earnings on deferred compensation
$2,662	cost of life insurance paid by the Corporation

(9)
Includes

$9,711	TGT 401(k) Plan matching contribution
$75,338	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$201,999	reportable earnings on deferred compensation
$853	cost of life insurance paid by the Corporation
(10)
Includes

$10,528	TGT 401(k) Plan matching contribution
$55,983	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$111,494	reportable earnings on deferred compensation
$679	cost of life insurance paid by the Corporation
(11)
Includes

$12,064	TGT 401(k) Plan matching contribution
$51,881	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$60,590	reportable earnings on deferred compensation
$402	cost of life insurance paid by the Corporation
(12)
Includes

$11,010	TGT 401(k) Plan matching contribution
$46,451	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$95,903	reportable earnings on deferred compensation
$427	cost of life insurance paid by the Corporation

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal Year(%)	Exercise or Base Price ($/SH)	Expiration Date	5%($)		10%($)
Robert J. Ulrich	547,753	(2)	9.25	30.26	1/08/13	10,423,932		26,416,290
Gregg W. Steinhafel	128,884	(2)	2.18	30.26	1/08/13	2,452,708		6,215,643
Gerald L. Storch	171,845	(2)	2.90	30.26	1/08/13	3,270,271		8,287,508
Bart Butzer	85,923	(2)	1.45	30.26	1/08/13	1,635,145		4,143,778
Douglas A. Scovanner	96,663	(2)	1.63	30.26	1/08/13	1,839,531		4,661,732
All Shareholders						17.3 billion	(4)	43.9 billion	(4)

(1)
Under the LTIP of 1999 each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are exercisable 25% on the first anniversary of the date of grant, with an additional 25% becoming exercisable on each of the next three anniversaries of the date of grant. Options are transferrable during the life of the recipient to certain family members and family-controlled entities. The Report of the Compensation Committee on Executive Compensation includes additional information regarding the LTIP of 1999.

(2)
Granted January 8, 2003.

(3)
SEC rules require the information set forth in the 5% and 10% columns. The actual gains, if any, on stock option exercises depend on the future stock price of the Corporation's Common Stock. Since there is no means of accurately predicting the future price of the Corporation's Common Stock, no accurate determination can be made as to the value of a stock option at the time of the grant.

(4)
Increase in value of shares held by all shareholders based upon 909,575,653 shares outstanding on January 8, 2003, at a price of $30.26 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

					Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Ulrich	317,364	12,215,878	5,154,186	1,391,503	72,062,708	0
Gregg W. Steinhafel	0	0	1,100,659	393,831	8,967,281	0
Gerald L. Storch	0	0	717,143	515,191	3,943,451	0
Bart Butzer	284,630	9,826,621	361,708	244,134	1,262,811	0
Douglas A. Scovanner	100,000	3,534,920	422,684	267,759	2,105,770	0

LONG-TERM INCENTIVE PLANS—PERFORMANCE SHARE AWARDS IN LAST FISCAL YEAR

        The named executive officers were awarded the right to earn shares of the Corporation's Common Stock (Performance Shares) under the Long-Term Incentive Plan of 1999. Actual payouts of these Performance Shares, if any, will be determined by a non-discretionary formula which measures our revenue growth and earnings per share growth over a four-year performance period. If our minimum performance in both measures is below the threshold level, then no Performance Shares will be earned. To the extent the Corporation's performance on either or both measures exceeds the threshold performance level, a varying amount of shares of Performance Shares up to the maximum will be earned. Performance Share awards are also discussed in the Report of the Compensation Committee.

				Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)		Performance or Other Period Until Maturation or Payout
Name
				Threshold(2)(#)	Target(3)(#)	Maximum(4)(#)
Robert J. Ulrich		(1)	02/02/03 - 02/03/07	—	—	196,630
Gregg W. Steinhafel		(1)	02/02/03 - 02/03/07	—	—	46,266
Gerald L. Storch		(1)	02/02/03 - 02/03/07	—	—	61,798
Bart Butzer		(1)	02/02/03 - 02/03/07	—	—	30,899
Douglas A. Scovanner		(1)	02/02/03 - 02/03/07	—	—	34,700

(1)
The actual number of Performance Shares that will be paid out at the end of the performance period, if any, cannot be determined because the shares earned will be based upon our future performance.

(2)
If our minimum performance in both measures is below the threshold level, then no Performance Shares will be earned. To the extent that the Corporation's performance on either or both measures exceeds the threshold performance level, a pro-rated number of Performance Shares up to the maximum will be earned.

(3)
There is no "Target" level of performance as that term is defined by the SEC.

(4)
These are the maximum number of Performance Shares which may be issued to the named executive officer if performance targets are reached.

Income Continuance Policy

        No officer of the Corporation is a party to an employment contract with the Corporation. As an alternative to the use of such contracts, the Corporation has adopted an Income Continuance Policy (the "ICP") and a Senior Management Group Income Continuance Policy (the "SMG ICP") for certain officers of the Corporation.

        Mr. Ulrich, together with others, participates in the ICP. In 1988, the ICP was amended to exclude additional participants. Executives Steinhafel, Storch, Butzer and Scovanner were not participants under the ICP at the time it was amended. In the event a participant's employment is terminated by the Corporation, the ICP participant's compensation (current salary and average of three most recent bonuses) continues for a period of 18 to 24 months, depending on his or her length of service. If the participant's service with the Corporation is less than three years, the continuation is for 18 months; over eight years, the continuation is for 24 months; and between three and eight years, a number of months determined by a schedule (more than 18 months but less than 24 months).

        Participants under the SMG ICP are members of the Corporation's Senior Management Group who are not participants under the ICP. The policy is similar to the ICP, except its time parameters are based on the participant's salary grade. Compensation may extend from 12 months to 24 months, based on a schedule which provides longer income continuation to those participants with higher grade levels. Executives Steinhafel, Storch, Butzer and Scovanner participate in the SMG ICP.

        All executive officers who are members of the Corporation's Senior Management Group are covered by one of these policies. Both policies require that participants provide the Corporation a release of claims and the policies include offset provisions for certain other compensation from the Corporation and may also include non-disparagement, non-competition and other requirements. Both policies provide that the policies cannot be terminated or amended to reduce future benefits unless two years' prior notice is given to the participants in the policies. Both policies also provide that any executive who terminates employment or is terminated within two years of a change in control (as defined in the Corporation's Long-Term Incentive Plans) will be paid the present value of payments owing under the policies immediately after termination.

Amounts Paid Upon Termination

        When an executive's employment with the Corporation terminates, the executive receives payments in accordance with the specific guidelines under each of the Corporation's deferred compensation plan(s), 401(k) Plan and pension plans. Executives may also be entitled to exercise previously granted stock options that are then outstanding and, in certain circumstances, receive previously granted performance shares and restricted stock under the Corporation's Long-Term Incentive Plans that are then outstanding. Further information regarding stock options, performance shares and restricted stock is provided in the Report of the Compensation Committee on Executive Compensation.

Pension

        All executive officers and other employees of the Corporation and our subsidiaries who have worked over 1,000 hours in a year and are at least 21 years of age are covered by the Corporation's pension plans. The following table shows the annual benefits under the Corporation's pension plans at age 65, on a life only basis, given the years of service and compensation levels set forth below. Effective January 1, 2003, the Corporation amended its pension plan to include a Personal Pension Account feature for certain electing employees and employees who became participants in the plan on or after January 1, 2003. None of the executive officers named in the Summary Compensation Table participate in the Personal Pension Account feature of the plan.

Pension Plan Table

Average Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$100,000	$15,075	$20,100	$25,125	$26,375	$27,625
200,000	34,575	46,100	57,625	60,125	62,625
300,000	54,075	72,100	90,125	93,875	97,625
400,000	73,575	98,100	122,625	127,625	132,625
500,000	93,075	124,100	155,125	161,375	167,625
1,000,000	190,575	254,100	317,625	330,125	342,625
2,000,000	385,575	514,100	642,625	667,625	692,625
3,000,000	580,575	774,100	967,625	1,005,125	1,042,625
4,000,000	775,575	1,034,100	1,292,625	1,342,625	1,392,625
5,000,000	970,575	1,294,100	1,617,625	1,680,125	1,742,625

        Currently, under the Employee Retirement Income Security Act, as amended ("ERISA"), the maximum annual amount that can be paid under the Qualified Pension Plans to any individual is $160,000, unless grandfathered under prior limits. Amounts in excess of that maximum are paid under separate plans. These plans ("Supplemental Plans") use substantially the same formula as the Qualified Pension

Plans to pay benefits on compensation that is excluded from the Qualified Plans formula by ERISA. The Supplemental Plans may, at the discretion of the Board of Directors, treat certain of its Senior Management Group as being five years older, but not older than 65, for purposes of the actuarial reduction of pension benefits at early retirement.

        The pension table reflects amounts payable under the Corporation's Qualified Pension Plans and the Supplemental Plans. The years of present credited service for benefit purposes of the Corporation's named executive officers are as follows: Executives Ulrich, 35 years; Steinhafel, 23 years; Storch, 10 years; Butzer, 20 years; and Scovanner, 9 years. Average Compensation is the average cash remuneration, including deferred compensation, for the highest five calendar years of credited service in the last ten years. The compensation reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table is cash compensation, including deferred compensation, for the fiscal year. If the employment of a participant is terminated prior to age 55, his or her pension may be less than the amount shown in the table, even if commencement of benefit payments is deferred until age 65. The actual amounts payable from the Qualified Pension Plans are not subject to any deductions for Social Security benefits or other offset amounts.

        In addition to the Qualified Pension Plans and Supplemental Pension Plans, all executive officers who are members of the Senior Management Group participate in the Target Corporation Executive Survivor Benefit Program ("ESBP") whereby such person's surviving spouse (or in the case of an officer who is single at retirement, that person's designated beneficiary) will receive the equivalent of a joint and 100% surviving spouse option, as calculated under the Qualified Pension Plan, but without reference to compensation limits, payable to the officer's spouse or designated beneficiary for as long as he or she lives. During 2002, the Supplemental Plans and the ESBP were amended to convert previously accrued benefits under those plans to an actuarial equivalent lump sum credit and transfer that actuarial equivalent lump sum credit to the executive's account under the Target Corporation SMG Executive Deferred Compensation Plan ("SMG EDCP"). These transferred credits (which are no longer payable as benefits from the Supplemental Plans or the ESBP) are payable from the SMG EDCP, pursuant to the executive's election, in a lump sum or installments of five or ten years, commencing immediately after termination of employment or one year following termination of employment. In each subsequent year an updated actuarial equivalent lump sum calculation will be made under the Supplemental Pension Plans and ESBP and compared to the previous transfers from those plans, increased by an assumed rate of return. If the updated lump sum amount is greater than the prior transfers (as adjusted by the assumed earnings rate), an additional transfer and credit will be made to the executive's account under the SMG EDCP; if the updated lump sum amount is smaller, the difference is deducted from the prior transfers and a corresponding debit is made to the executive's account under the SMG EDCP. An executive who terminates employment with the Corporation before attaining age 55 will forfeit credits under the SMG EDCP attributable to the ESBP conversion. The essence of the transaction is that it provides more investment discretion to our executives. If the executive invests the conversion amounts in the stable value fund, the executive would have the same actuarial benefit as if the benefit had been paid from the Supplemental Plans and the ESBP at termination of employment.

Report of the Compensation Committee on Executive Compensation

General

        The Corporation has a pay-for-performance compensation philosophy for management employees, including executive officers. The total compensation plan for executive officers includes base salary and the opportunity for an annual incentive bonus, long-term incentive compensation and other benefits.

        The Compensation Committee is responsible for developing and administering the total compensation plan for executive officers of the Corporation. In addition, the Compensation Committee reviews the performance and compensation levels of executive officers who are members of the Corporation's top management group, the Corporate Operating Committee. Individual written performance appraisals are given annually to each executive officer, including the Chief Executive Officer (the "CEO").

        Pursuant to the Corporation's pay-for-performance philosophy, the compensation policies established by the Compensation Committee provide that a significant portion of each executive officer's annual compensation is contingent upon the financial performance of the Corporation or relevant operating company, as well as the individual performance of the executive officer.

Individual Performance Evaluations

        Mr. Ulrich is separately evaluated in his roles as Chairman of the Board and as CEO. The Compensation Committee, together with all other independent directors, established the performance criteria used to evaluate Mr. Ulrich's fiscal 2002 performance. A variety of factors are used to evaluate Mr. Ulrich's performance as CEO including operating company performance, control of the business, community relations, community involvement, management succession planning, strategic planning, business development, organizational development and formulation and delivery of major corporate policies. In his role as Chairman of the Board, Mr. Ulrich was evaluated on his ability to chair effective meetings of the Board of Directors and the Executive Committee, keep the Board fully informed of the condition of the Corporation, develop sound corporate governance policies and work with the directors to effectively use their talents to the best strategic advantage of the Corporation.

        The Compensation Committee prepares an annual written evaluation of Mr. Ulrich's performance and determines his personal score. The written evaluation was reviewed with Mr. Ulrich and his performance was discussed with him in a meeting with all of the independent directors. All other executive officers of the Corporation received performance appraisals and personal scores based on prescribed objectives such as strategy execution, key job responsibilities, financial performance, community involvement and succession planning.

Base Salary

        The Compensation Committee reviews a variety of factors before making base salary decisions. When the Compensation Committee considered Mr. Ulrich's current base salary, it reviewed information prepared by an independent compensation consultant covering a representative group of employers in retail and general industry throughout the United States (the "Competitive Survey"). Many of the companies included in the S&P 500 Retailing Peer Index in the stock performance graph are included in the Competitive Survey.

        Base salaries of the other executive officers of the Corporation are based on competitive practices, and are at approximately the 60th percentile of base salary when compared with the same representative group of domestic retailers and general industry, adjusted for the size of the companies. Executive officers receive a higher base salary than the industry median because the threshold for payout of short-term incentive compensation by the Corporation is set at a higher level than it is for a majority of competitive retailers. Increases in base salary result from promotional increases reflecting job scope changes and from merit increases determined by the executive's personal score, the executive's position in the salary range and the Corporation's performance. Merit increase guidelines are established each year based on the performance of the Corporation and current economic and market conditions. Once overall guidelines are established and an individual performance score is assigned, the actual percentage increase is primarily driven by performance, but in determining increases, the executive's position in the salary range for his or her grade is also taken into account; that is, the lower the placement in the range the greater the percentage increase.

Short-Term Incentive Compensation

        The Corporation's Executive Short-Term Incentive Plan (referred to generally as "STIP" or "Executive Short-Term Incentive Plan") for fiscal 2002 included three performance measures: PTOC (pre-tax operating contribution), EVA (economic value added) and personal score. Under the STIP,

Mr. Ulrich, the executive officers and certain other members of the senior management of the Corporation and its operating companies were eligible for annual incentive bonuses for fiscal 2002.

        The maximum bonus payable to an officer covered by the limitations set forth in Section 162(m) of the Tax Code under the STIP is 400% of that person's salary set forth in the Proxy Statement for the year during which the bonus was earned. If the covered officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 400% of the highest salary reported in such year. However, for purposes of calculating the maximum bonus payable to any covered officer during fiscal 2002, the salary of the participant may not exceed 200% of the fiscal 2001 salary of the CEO as reported in the Summary Compensation Table in the Corporation's Proxy Statement for our Annual Meeting of Shareholders on May 22, 2002. The aggregate of all bonuses payable to any other executive under the STIP may not exceed 400% of his or her base salary.

        PTOC.    PTOC is the same as pre-tax segment profit which is earnings from operations before LIFO, securitization effects, interest, other expense and unusual items. The PTOC part of the STIP measures the Corporation's (or an operating company's or other division of the Corporation's) performance against annually pre-determined PTOC goals to determine bonus amounts. The outside directors set PTOC goals when establishing other financial performance goals for the Corporation and its divisions. The Compensation Committee then uses the PTOC goals to establish the PTOC bonus range for use with the PTOC part of the STIP. The PTOC Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of PTOC performance achieved by the Corporation or one of its divisions. The Compensation Committee also adopts a "bonus matrix" which assigns varying bonus payouts based on the participant's job grade and PTOC Score.

        The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the bonus matrix by the midpoint of the salary range of the participant's job grade level (except for Mr. Ulrich, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the PTOC part of the STIP. In order to receive a bonus under the PTOC part of the STIP, a participant's personal score must equal or exceed a minimum score set by the Compensation Committee.

        EVA.    EVA is PTOC after taxes less a Capital Charge. The "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by that business operation. The EVA part of the STIP measures the Corporation's or a division's performance against annually pre-determined EVA goals to determine bonus amounts. The outside directors set EVA goals in conjunction with establishing other financial performance goals for the Corporation and its divisions. The Compensation Committee then uses the EVA goals to establish the EVA bonus range for use in conjunction with the EVA part of the STIP. The EVA Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of EVA performance achieved by the Corporation or a division. The Compensation Committee also adopts a bonus matrix which assigns varying bonus payouts based on the participant's job grade and EVA Score.

        The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the bonus matrix by the midpoint of the salary range of a participant's job grade level (except for Mr. Ulrich, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the EVA part of the STIP. In order to receive a bonus under the EVA part of the STIP a participant's personal score must equal or exceed a minimum score set by the Compensation Committee.

        Personal Score.    As part of the performance evaluation process, each executive is assigned a personal score. For executives other than Mr. Ulrich, the personal score is applied to the Corporation's STIP (personal score) to determine a bonus amount. For purposes of the STIP, the Compensation Committee adopts a bonus matrix which assigns varying bonus payouts based on the participant's job grade and personal score. The bonus amount for each participant under the STIP is calculated by multiplying the participant's bonus percentage from the bonus matrix by the midpoint of the salary range of the participant's job grade level and then multiplying that result by the participant's percentage of participation in the STIP. Mr. Ulrich's personal score bonus is determined at the Board's discretion.

        Fiscal 2002 Bonus Allocation.    Mr. Ulrich's bonus for fiscal 2002 based upon the Corporation's financial performance was 50% PTOC (Corporation) and 50% EVA (Corporation), and his personal score bonus was determined at the Board's discretion. Mr. Steinhafel's bonus was based on 33 1/3 PTOC (Target Stores), 33 1/3% EVA (Target Stores) and 33 1/3% personal score. Mr. Storch's bonus was based on 33 1/3% PTOC (Corporation), 33 1/3% EVA (Corporation) and 33 1/3% personal score. Mr. Butzer's bonus was based on 33 1/3% PTOC (Target Stores), 33 1/3% EVA (Target Stores) and 33 1/3% personal score. Mr. Scovanner's bonus was based on 33 1/3% PTOC (Corporation), 33 1/3% EVA (Corporation) and 33 1/3% personal score.

Long-Term Incentive Compensation

        The Compensation Committee determines the amount of options, performance shares and restricted stock awarded annually under the LTIP of 1999. The Compensation Committee reviews data prepared by an independent compensation consultant covering a representative group of employers in retail and general industry and sets the grants at the median to 75th percentile (depending on performance) of competitive companies of similar size. The Compensation Committee, using judgment and data from the third party compensation studies, determines the size of long-term compensation awards for the CEO and other Corporate Operating Committee members. The Compensation Committee determined in 2002 that the pools would consist of both performance shares and non-qualified stock options. Individual awards from the pools were based on the individual's responsibilities, performance, potential and grant history.

        Stock Options.    The Compensation Committee approves a long-term incentive stock option pool for annual stock option grants. The size of the pool varies with the Corporation's performance. However, the precise size of the pool each year is based on the subjective judgment of the Compensation Committee. A subcommittee of the Compensation Committee is also authorized to grant stock options from a more limited pool to employees who are not subject to the short-swing trading rules under Section 16(b) of the Securities Exchange Act of 1934. Each option granted in 2002 was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are generally exercisable 25% after the first year, with an additional 25% exercisable after each of the next three years. Awards in any year to any person covered by the limitations in Section 162(m) of the Tax Code may not include more than 4,000,000 shares in the aggregate, subject to certain anti-dilution adjustments.

        Performance Shares.    The award of performance shares provides the Corporate Operating Committee with incentives to significantly improve the long-term performance of the Corporation and increase shareholder value over time. Under the LTIP of 1999, a performance share consists of the opportunity to receive up to one and one-half shares of the Corporation's Common Stock for every share subject to the award, or a lesser number of shares and a cash payment equal to the fair market value of the remaining shares as may be established by the Compensation Committee. The percentage paid in cash must be uniform for all participants in a particular performance period. At the time of grant a performance share is not a fixed commitment of the Corporation but becomes such only as earned by the participants at the end of a performance period. The ultimate number of performance shares to which a recipient is entitled depends upon the level of achievement by the Corporation, operating company, test strategy or new venture, of pre-established performance goals during applicable performance periods. A performance period under the LTIP of 1999 consists of a designated period of not less than three consecutive fiscal years.

        In fiscal 2002, performance shares were awarded to all Corporate Operating Committee members, pursuant to the LTIP of 1999. The performance goals upon which payout is based were set by the Compensation Committee. The final payout of the performance shares is scheduled to be paid in 2007, after the completion of the four-year performance period, and can range from 0% to 100% of the award, depending upon the level of achievement of the established performance goals. Payouts, if any, will be made in Common Stock, cash, or a combination of both, as determined by the Compensation Committee. Payments may be deferred with the Compensation Committee's consent. Participants do not have voting or dividend rights and do not have the right to sell or assign the shares during the performance period. During the performance period, any participant who dies, becomes totally disabled, or is eligible for normal or early retirement and provides the Corporation with one year's notice of that retirement will be granted an extension of the performance share award to the end of the performance period.

        Restricted Stock.    The LTIP of 1999 gives the Compensation Committee the authority to award shares of Common Stock which are subject to certain restrictions to eligible participants. Recipients are entitled to vote the restricted stock and to exercise other shareholder rights, except that (i) the Corporation may retain custody of the share certificate during the restriction period of not less than three years, (ii) the participant may not sell, transfer, pledge, exchange or otherwise dispose of the shares during the restriction period and (iii) any dividends that may be payable in cash or in shares or otherwise may be withheld by the Corporation until the restrictions lapse. The Corporation has not made any restricted stock grants to executive officers since fiscal 1995.

Corporate Governance and Certain Tax Consequences of Plans

        As part of its corporate governance responsibilities, the Compensation Committee, together with all the other outside directors, has established certain measures of performance for members of the Corporate Operating Committee, including the CEO, that it believes are critical to the overall performance of the Corporation. Those measures of performance, which include key employee retention, succession planning and strategic planning, are vital to the long-term performance of the Corporation.

        Section 162(m) of the Tax Code prohibits the Corporation from deducting as compensation expense amounts exceeding $1,000,000 a year for the CEO and the other named executive officers relating to the period during which the compensation is earned, unless the payment of such compensation is based on pre-established, objective performance goals approved by the shareholders. A significant part of the Corporation's executive compensation will meet the Tax Code requirements for deductibility under the Section 162(m) rules. A portion of such compensation, however, will continue to be based on critical, subjective measures that may cause certain compensation not to be deductible under the Tax Code. The Compensation Committee retains the ability to evaluate the performance of members of the Corporate Operating Committee, including the CEO, on vital subjective performance measures.

COMPENSATION COMMITTEE
Roger A. Enrico, Chair
James A. Johnson
Stephen W. Sanger
George W. Tamke
Solomon D. Trujillo

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Corporation's financial reporting process. Management is responsible for our financial statements and reporting process, including our systems of internal controls. The Corporation's independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, was filed as an appendix to the Proxy Statement for our 2001 Annual Meeting.

        In performing its functions, the Audit Committee:

  •
  Met with our internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting;

  •
  Reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  Discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented;

  •
  Received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as modified and supplemented, and discussed with them matters relating to their independence; and

  •
  Received information from management with respect to information technology consulting services relating to financial information systems design and implementation and other non-audit services provided by our independent auditors, and considered whether the provision of those services is compatible with maintaining the auditors' independence.

        Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, for filing with the SEC.

AUDIT COMMITTEE
Michele J. Hooper, Chair
Roxanne S. Austin(1)
William W. George
Richard M. Kovacevich
George W. Tamke(1)

(1)
Ms. Austin and Mr. Tamke were elected to the Audit Committee on March 12, 2003 and therefore did not participate in this Report.

ITEM TWO—APPOINTMENT OF INDEPENDENT AUDITORS

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Corporation and its subsidiaries for the fiscal year ending January 31, 2004. Ernst & Young LLP has been employed in this capacity by the Corporation since 1931.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

        Ernst & Young LLP billed the Corporation the following fees for services provided in fiscal year 2002:

Audit Fees:	$1,300,000
Audit-related Fees (relating primarily to benefit plan audits and Form 5500s, accounting consultations, and SEC registration statements):	$400,000
Financial Information Systems Design and Implementation Fees:	$0
All Other Fees (relating primarily to tax planning services):	$500,000

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the Corporation's Common Stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended February 1, 2003, all Section 16(a) filing requirements were met.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are available upon request from our Corporate Secretary and at www.target.com (click on "Company," "Target Corporation," "About Us" and "Vendor Compliance").

Commitment to Diversity

        We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

        We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and its diverse employee population are available upon request from our Corporate Secretary.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2003 Annual Meeting.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail to our Vice President, Investor Relations, at the address listed on the cover of this proxy statement or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2002 Annual Report or this Proxy Statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

Shareholder Proposals

        Shareholder proposals for consideration at the Corporation's 2004 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Corporation's By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 16, 2003 in order to be included in the Proxy Statement. Under the Corporation's By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 21, 2004 for our 2004 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

www.target.com

As an alternative to completing this form, you may vote by telephone or through the Internet by following the instructions below. The Board of Directors recommends a vote FOR proposals 1 and 2.	Please mark your votes as indicated in this example	☒

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	2.	Appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.
	Election of Director Nominees: 01. Richard M. Kovacevich 02. George W. Tamke 03. Solomon D. Trujillo 04. Robert J. Ulrich								Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation Policy on Confidential Voting described in the 2003 Proxy Statement.	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
						By checking the box to the right, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Corporation's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.				☐

Signature	Signature(s) if held jointly	Date
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.
/*\ FOLD AND DETACH HERE /*\

YOUR VOTE IS IMPORTANT

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11 p.m. Eastern Standard Time on May 20, 2003.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/tgt		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be asked to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	For U.S. and Canadian shareowners only, call toll-free on a touch-tone telephone to vote your proxy. There is NO CHARGE to you for this call. Have your proxy card in hand when you call. You will be asked to enter your control number, located in the box below. Then follow the directions given.	OR	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.

P R O	Proxy Solicited on Behalf of the Board of Directors for the May 21, 2003 Annual Meeting of Shareholders
X Y	Robert J. Ulrich, Douglas A. Scovanner and James T. Hale, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of Shareholders to be held on May 21, 2003, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR proposals set forth in Items 1 and 2. The proxies cannot vote your shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

For participants in the Target Corporation 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Corporation. These instructions will be followed as directed, but if no direction is given, the Trustee is instructed to vote FOR proposals set forth in Items 1 and 2. Shares held in the Plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by Plan participants. Instruction cards received by the Trustee after 11:59 p.m. Eastern Standard Time on May 16, 2003, will not be counted.

(INSTRUCTION: To withhold authority to vote for any named nominee or a substitute nominee designated by the Board of Directors, write that nominee's name or the words "substitute nominee" on the space provided on the reverse side.)
SEE REVERSE SIDE
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As a Registered Shareholder, you can access your Target
Corporation account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Target Corporation, makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com, click on Investor
ServiceDirect® (ISD) and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will need your Social Security Number (SSN) or Investor ID available to establish a PIN. To establish a PIN please enter your:

• SSN or Investor ID, and
• PIN
• Then click on the Establish PIN button

 Please be sure to remember your PIN, or maintain it in a secure place for future reference.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.	Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

• SSN or Investor ID, and
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9a.m.-7p.m. Eastern Standard Time Monday-Friday